EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2020

NEW YORK, May 11, 2020 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2020, an adjustment to its quarterly distribution and an incentive fee waiver.

HIGHLIGHTS
Quarter ended March 31, 2020
($ in millions, except per share amounts)
Assets and Liabilities:
Investment portfolio	$1,354.0
Net assets	$516.7
GAAP Net asset value per share	$7.71
Adjusted net asset value per share (1)	$6.97

BNP Credit Facility	$228.6
Truist Credit Facility	$404.4
2024 Notes	$83.5
SBA Debentures	$130.3
GAAP Net Debt to Equity (2)	1.59x
Regulatory Debt to Equity	1.65x
Regulatory Net Debt to Equity (3)	1.59x

Yield on debt investments at quarter-end	9.1%

Operating Results:
Net investment income	$10.3
Net investment income per share	$0.15
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$106.8
Sales and repayments of investments	$16.4

Number of new portfolio companies invested	8
Number of existing portfolio companies invested	24
Number of ending portfolio companies	87

(1)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $49.4 million unrealized loss on the Credit Facilities. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $25.1 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $49.4 million unrealized loss on the Credit Facilities and net of $25.1 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 12:00 P.M. ET ON MAY 12, 2020

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, May 12, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #9070267 PennantPark Investment Corporation. An archived replay of the call will be available through May 26, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9070267.

DISTRIBUTION ADJUSTMENT AND INCENTIVE FEE WAIVER

“We are pleased that PennantPark continues to operate smoothly and effectively and remains committed to working diligently on behalf of our investors,” said Art Penn, Chairman and CEO. “Given the uncertain economic environment due to the pandemic, we have concluded, in consultation with our board, that it is prudent to adjust our dividend to 12 cents per share starting with the June 2020 quarter. In addition, we have concluded, in consultation with our board, to extend a full incentive fee waiver for the next two quarters through September 2020.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2020, our portfolio totaled $1,354.0 million and consisted of $815.2 million of first lien secured debt, $261.6 million of second lien secured debt, $64.4 million of subordinated debt and $212.8 million of preferred and common equity. Our debt portfolio consisted of 94% variable-rate investments. As of March 31, 2020, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $135.0 million as of March 31, 2020. Our overall portfolio consisted of 87 companies with an average investment size of $15.6 million, had a weighted average yield on interest bearing debt investments of 9.1% and was invested 60% in first lien secured debt, 19% in second lien secured debt, 5% in subordinated debt and 16% in preferred and common equity. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

As of September 30, 2019, our portfolio totaled $1,219.4 million and consisted of $695.3 million of first lien secured debt, $269.3 million of second lien secured debt, $61.2 million of subordinated debt and $193.7 million of preferred and common equity. Our debt portfolio consisted of 87% variable-rate investments. As of September 30, 2019, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $37.6 million as of September 30, 2019. Our overall portfolio consisted of 67 companies with an average investment size of $18.2 million, had a weighted average yield on interest bearing debt investments of 9.8% and was invested 57% in first lien secured debt, 22% in second lien secured debt, 5% in subordinated debt and 16% in preferred and common equity.

For the three months ended March 31, 2020, we invested $106.8 million in eight new and 24 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the three months ended March 31, 2020 totaled $16.4 million. For the six months ended March 31, 2020, we invested $280.5 million in 21 new and 39 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2020 totaled $47.5 million.

For the three months ended March 31, 2019, we invested $183.9 million in nine new and 13 existing portfolio companies with a weighted average yield on debt investments of 9.1%. Sales and repayments of investments for the three months ended March 31, 2019 totaled $115.1 million. For the six months ended March 31, 2019, we invested $378.4 million in 15 new and 26 existing portfolio companies with a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the six months ended March 31, 2019 totaled $240.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2020 and 2019.

Investment Income

Investment income for the three and six months ended March 31, 2020 was $27.5 million and $53.5 million, respectively, and was attributable to $17.5 million and $33.5 million from first lien secured debt, $7.7 million and $15.4 million from second lien secured debt and $2.3 million and $4.6 million from subordinated debt, respectively. This compares to investment income for the three and six months ended March 31, 2019 of $28.7 million and $56.1 million, respectively, and was attributable to $15.7 million and $29.0 million from first lien secured debt, $11.2 million and $23.5 million from second lien secured debt and $1.8 million and $3.6 million from subordinated debt, preferred and common equity, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to decreases in LIBOR.

Expenses

Expenses for the three and six months ended March 31, 2020 totaled $17.2 million and $33.0 million, respectively. Base management fee for the same periods totaled $4.9 million and $9.6 million, incentive fee totaled $1.9 million and $2.7 million, debt related interest and expenses totaled $9.0 million and $17.8 million, general and administrative expenses totaled $1.2 million and $2.3 million and provision for taxes totaled $0.3 million and $0.6 million, respectively. This compares to net expenses for the three and six months ended March 31, 2019, which totaled $17.9 million and $32.7 million, respectively. Base management fee for the same periods totaled $4.5 million and $8.9 million, incentive fee totaled less than $0.1 million and $2.7 million, debt related interest and expenses totaled $11.9 million (including $2.2 million of make-whole premium on the repayment of the 2019 Notes and $2.7 million in debt issuance costs on the BNP Credit Facility) and $18.2 million (including $2.2 million of make-whole premium on the repayment of the 2019 Notes and $2.7 million in debt issuance costs on the BNP Credit Facility), general and administrative expenses totaled $1.2 million and $2.3  million and provision for taxes totaled $0.3 million and $0.6 million, respectively. The decrease in expenses for the three months ended March 31, 2020 compared to the same period in the prior year was primarily due to financing costs incurred in the prior year in connection with the redemption of the 2019 Notes, partially offset by the higher leverage costs. The increase in expenses for the six months ended March 31, 2020 compared to the same period in the prior year was primarily due to higher leverage costs as well as higher base management and incentive fees.

Net Investment Income

Net investment income totaled $10.3 million and $20.5 million, or $0.15 and $0.31 per share, for the three and six months ended March 31, 2020, respectively. Net investment income totaled $10.8 million and $23.3 million, or $0.16 and $0.34 per share, for the three and six months ended March 31, 2019, respectively. The decrease in net investment income compared to the same periods in the prior year was primarily due to lower investment income as well as higher leverage costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2020 totaled $16.4 million and $47.5 million, respectively, and net realized gains (losses) totaled $1.4 million and $(10.6) million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2019 totaled $115.9 million and $240.9 million, respectively, and net realized gains totaled $1.0 million and $9.5 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facilities and the 2019 Notes

For the three and six months ended March 31, 2020, we reported net change in unrealized depreciation on investments of $121.0 million and $97.3 million, respectively. For the three and six months ended March 31, 2019, we reported net change in unrealized depreciation on investments of $20.1 million and $40.5 million, respectively. As of March 31, 2020 and September 30, 2019, our net unrealized depreciation on investments totaled $135.0 million and $37.6 million, respectively. The net change in unrealized depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

For the three and six months ended March 31, 2020 our Credit Facilities had a net change in unrealized depreciation of $48.9 million and $46.4 million, respectively. For the three and six months ended March 31, 2019, our Credit Facilities and the 2019 Notes had a net change in unrealized depreciation of $3.7 million and $9.7 million, respectively. As of March 31, 2020 and September 30, 2019, the net unrealized depreciation on the Credit Facilities totaled $53.6 million and $7.2 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $(60.3) million and $(41.1) million, or $(0.90) and $(0.61) per share, for the three and six months ended March 31, 2020, respectively. Net change in net assets resulting from operations totaled $(4.7) million and $2.0 million, or $(0.08) and $0.26 per share, for the three and six months ended March 31, 2019, respectively. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to depreciation of the portfolio primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facilities, see the “Effects of COVID-19” section below.

The annualized weighted average cost of debt for the six months ended March 31, 2020 and 2019, inclusive of the fee on the undrawn commitment under the Credit Facilities, debt issuance costs on the BNP Credit Facility, prepayment penalties on the 2019 Notes and amortized upfront fees on the 2024 Notes and SBA debentures, was 5.1% and 7.0%, respectively (excluding debt issuance costs and prepayment penalties, amounts were 5.1% and 5.9%, respectively).

As of March 31, 2020 and September 30, 2019, PennantPark Investment Funding I, LLC, or Funding I, had $245.0 million and $171.0 million in outstanding borrowings under the BNP Credit Facility, respectively. The BNP Credit Facility had a weighted average interest rate of 3.6% and 4.6%, respectively, exclusive of the fee on undrawn commitments, as of March 31, 2020 and September 30, 2019. As of March 31, 2020 and September 30, 2019, Funding I had $5.0 million and $79.0 million of unused borrowing capacity under the BNP Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2020 and September 30, 2019, we had $441.6 million and $301.6 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 3.2% and 4.2%, respectively, exclusive of the fee on undrawn commitments, as of March 31, 2020 and September 30, 2019. As of March 31, 2020 and September 30, 2019, we had $33.4 million and $173.4 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2020 and September 30, 2019, we had cash and cash equivalents of $25.1 million and $59.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $218.6 million for the six months ended March 31, 2020, and our financing activities provided cash of $184.3 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facilities.

Our operating activities used cash of $121.3 million for the six months ended March 31, 2019 and our financing activities provided cash of $132.0 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and for net repayments under the Truist Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2020, we declared distributions of $0.18 and $0.36 per share, for total distributions of $12.1 million and $24.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.36 per share, for total distributions of $12.1 million and $24.3 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

EFFECTS OF COVID-19

The spread of COVID-19 has had a significant impact on the U.S. economy and has resulted in governmental orders imposing travel restrictions and prolonged closures of many corporate offices, retail stores, manufacturing facilities, factories and other common places of public congregation around the world. These restrictions and “stay-at-home” orders have essentially resulted in the shutdown of all non-essential businesses, as defined by each governmental authority imposing the respective orders. Any future impact to our business and results of operations will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to reduce the spread of the virus, all of which are beyond our control. The COVID-19 pandemic has had, and continues to have, an adverse impact on our operating results and the operating results of our portfolio companies.

We had a significant reduction of our net asset value as of March 31, 2020 as compared to our net asset value in the prior quarter. This reduction resulted from an increase in the overall net unrealized depreciation of the Company’s portfolio, including unrealized depreciations in the Company's investments and the Credit Facilities as of March 31, 2020, which was primarily due to the immediate adverse economic impact of the COVID-19 pandemic, the continuing uncertainty surrounding its long-term effects as well as the re-pricing of credit risk in the broadly syndicated credit market. As of March 31, 2020, we are in compliance with asset coverage requirements under the Investment Company Act of 1940, as amended. In addition, we are not in default of any asset coverage requirements under the Credit Facilities as of March 31, 2020. However, any continued increase in unrealized depreciation of our investment portfolio or further significant reductions in our net asset value, as a result of the effects of the COVID-19 pandemic or otherwise, increases the risk of breaching the relevant covenants. As such, we may run into liquidity issues in the future if we are unable to draw on the unused borrowing capacity under our Credit Facilities due the breach of financial covenants.

We will continue to monitor the rapidly evolving situation surrounding the COVID-19 pandemic and guidance from U.S. and international authorities, including federal, state and local public health authorities, and may take further actions based on their recommendations. There may be developments outside our control requiring us to adjust our plans accordingly. While we are closely monitoring this situation, we cannot predict the impact of COVID-19 on our future financial condition, results of operations or cash flows with any level of certainty. However, we expect that the COVID-19 pandemic will have a material adverse impact on our future net investment income, the fair value of our portfolio investments, and the results of operations and financial condition of our portfolio companies. For information concerning the COVID-19 pandemic and its potential impact on our business and our operating results, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Part II - Other Information – Item 1A. Risk Factors” therein.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2020	September 30, 2019
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$1,136,891,439 and $922,304,099, respectively)	$1,127,578,177	$936,632,099
Non-controlled, affiliated investments (cost—$77,628,920 and $77,600,816, respectively)	26,648,548	49,349,338
Controlled, affiliated investments (cost—$274,448,367 and $257,117,800, respectively)	199,820,217	233,451,359
Total of investments (cost—$1,488,968,726 and $1,257,022,715, respectively)	1,354,046,942	1,219,432,796
Cash and cash equivalents (cost—$25,174,710 and $59,546,438, respectively)	25,127,515	59,516,236
Interest receivable	6,872,137	6,226,539
Prepaid expenses and other assets	1,071,214	662,442
Total assets	1,387,117,808	1,285,838,013
Liabilities
Distributions payable	12,068,119	12,068,119
BNP Credit Facility payable, at fair value (cost—$245,000,000 and $171,000,000, respectively)	228,585,000	170,145,000
Truist Credit Facility payable, at fair value (cost—$441,636,000 and $301,636,000, respectively)	404,430,430	295,245,214
2024 Notes payable, net (par—$86,250,000 and $75,000,000, respectively)	83,504,809	72,256,607
SBA debentures payable, net (par—$133,500,000 and $150,000,000, respectively)	130,285,249	146,111,055
Base management fee payable, net	4,880,699	4,641,480
Performance-based incentive fee payable, net	1,913,047	—
Interest payable on debt	4,612,690	2,895,695
Accrued other expenses	158,528	569,175
Total liabilities	870,438,571	703,932,345
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 67,045,105 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	788,192,159	788,192,159
Accumulated distributable net loss	(271,579,967)	(206,353,536)
Total net assets	$516,679,237	$581,905,668
Total liabilities and net assets	$1,387,117,808	$1,285,838,013
Net asset value per share	$7.71	$8.68

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Investment income:
From non-controlled, non-affiliated investments:
Interest	$22,748,529	$22,938,612	$43,133,443	$46,447,193
Payment-in-kind	1,978,894	2,626,193	3,863,400	3,872,209
Other income	751,284	1,016,381	941,202	1,634,452
From non-controlled, affiliated investments:
Interest	—	3,798	—	108,903
Payment-in-kind	—	—	—	108,625
From controlled, affiliated investments:
Interest	559,934	2,048,653	1,204,624	3,837,256
Payment-in-kind	1,496,251	54,116	4,395,988	59,116
Total investment income	27,534,892	28,687,753	53,538,657	56,067,754
Expenses:
Base management fee	4,880,699	4,510,830	9,623,129	8,930,092
Performance-based incentive fee	1,913,047	8,340	2,657,673	2,675,610
Interest and expenses on debt	8,962,513	7,032,019	17,828,583	13,310,866
Administrative services expenses	521,520	532,625	1,043,040	1,054,250
Other general and administrative expenses	648,881	692,177	1,292,841	1,310,544
Expenses before financing costs and provision for taxes	16,926,660	12,775,991	32,445,266	27,281,362
Debt issuance costs	—	2,696,498	—	2,696,498
Make-whole premium	—	2,162,526	—	2,162,526
Provision for taxes	300,000	300,000	600,000	600,000
Net expenses	17,226,660	17,935,015	33,045,266	32,740,386
Net investment income	10,308,232	10,752,738	20,493,391	23,327,368
Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	1,424,778	972,448	(10,609,375)	4,710,367
Non-controlled and controlled, affiliated investments	—	—	—	4,792,067
Net realized gain (loss) on investments	1,424,778	972,448	(10,609,375)	9,502,434
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(40,710,987)	(6,753,803)	(23,658,391)	(13,683,685)
Non-controlled and controlled, affiliated investments	(80,260,831)	(13,379,363)	(73,690,603)	(26,842,060)
Debt depreciation	48,946,105	3,661,483	46,374,785	9,727,635
Net change in unrealized (depreciation) appreciation on investments and debt	(72,025,713)	(16,471,683)	(50,974,209)	(30,798,110)
Net realized and unrealized (loss) gain from investments and debt	(70,600,935)	(15,499,235)	(61,583,584)	(21,295,676)
Net (decrease) increase in net assets resulting from operations	$(60,292,703)	$(4,746,497)	$(41,090,193)	$2,031,692
Net (decrease) increase in net assets resulting from operations per common share	$(0.90)	$(0.07)	$(0.61)	$0.03
Net investment income per common share	$0.15	$0.16	$0.31	$0.34

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has $3.7 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com